UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

AngioDynamics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 – Other Events.

On December 22, 2006, AngioDynamics, Inc. (the "Company") issued a press release announcing that a special meeting of stockholders will be held on January 29, 2007, at which stockholders of record at the close of business on December 21, 2006 will be entitled to vote upon a proposal to approve the issuance of common stock of the Company. The proposal is being made pursuant to the previously announced Agreement and Plan of Merger, dated as of November 27, 2006, as amended on December 7, 2006, by and among the Company, Royal I, LLC, a wholly owned subsidiary of the Company, and RITA Medical Systems, Inc. ("RITA"). The January 29, 2007 special meeting will be held at 9:00 a.m., local time, at the Fremont Marriott, 46100 Landing Parkway, Fremont, California 94538.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, RITA and the Company have filed relevant materials with the SEC, including a registration statement on Form S-4 that contains a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND RITA ARE URGED TO READ THE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RITA AND THE PROPOSED MERGER. The proxy statement, prospectus and other relevant materials, and any other documents filed by the Company or RITA with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company or RITA by directing a written request to: AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804, Attention: Chief Financial Officer or RITA Medical Systems, Inc., 46421 Landing Parkway, Fremont, California 94538, Attention: Corporate Secretary. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

The Company, RITA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RITA and the Company in connection with the proposed merger. Information about those executive officers and directors of the Company and their ownership of common stock of the Company is set forth in the Company's Form 10-K for the fiscal year ended June 3, 2006 (the "Company's 2006 10-K"), and the proxy statement for the Company's 2006 Annual Meeting of Stockholders, which was filed with the SEC on September 22, 2006. Information about the executive officers and directors of RITA and their ownership of RITA common stock is set forth in the proxy statement for RITA's 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, RITA and their respective executive officers and directors in the proposed merger by reading the proxy statement and prospectus regarding the proposed merger.

Forward-Looking Statements

This document and its attachments include “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “predict,” "project," “might,” “expect,” “believe,” “anticipate,” "plan," “intend,” "potential," “could,” “would,” "should," “estimate,” "seek," “continue,” “pursue,” or "our future success depends," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of the Company and RITA and the proposed merger. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of the Company and RITA may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in the Company's and RITA's reports filed with the SEC, including the Company's 2006 10-K and RITA's Form 10-K for the year ended December 31, 2005: financial community and rating agency perceptions of the Company and RITA; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; the ability to timely and cost-effectively integrate RITA into the Company's operations; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company and RITA disclaim any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: December 22, 2006	By:	/s/ Joseph G. Gerardi
Joseph G. Gerardi
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 22, 2006.